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                           RONSON CORPORATION DECLARES
                        5% STOCK DIVIDEND ON COMMON STOCK

Somerset, N.J., February 24, 2006 - Ronson Corporation (NASDAQ SmallCap RONC). Ronson Corporation (the "Company") today reported:

DECLARATION of 5% COMMON STOCK DIVIDEND - The Company's Board of Directors on February 23, 2006, declared a 5% Stock dividend on the Company's outstanding Common Stock. The 5% stock dividend is payable on April 17, 2006, to stockholders of record March 31, 2006. The 5% stock dividend will increase the outstanding common shares of the Company by about 215,000 to about 4,536,000 shares.

Ronson Corporation's operations include its wholly owned sub-sidiaries: 1) Ronson Consumer Products Corporation in Woodbridge, N.J., and Ronson Corporation of Canada Ltd., manufacturers and marketers of Ronson consumer products; and 2) Ronson Aviation, Inc., a fixed base operator at Trenton-Mercer Airport, Trenton, N.J., providing fueling, sales/services of aircraft, avionics and hangar/office leasing.